Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the foregoing Registration Statement on Amendment No.2 to Form S-1 of our Auditor’s Report, dated February 9, 2026, on the consolidated financial statements of Bioventrix, Inc., as of and for the years ended December 31, 2025, and 2024. We also consent to the application of such report to the financial information in the Registration Statement on Form S-1, and the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ M&K CPAS, PLLC

The Woodlands, Texas

May 15, 2026